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                                                                    Exhibit 10.2



                               SERVICES AGREEMENT

         This Services Agreement ("Agreement") is made and entered into as of the 1st day of January, 2000, by and between INTELLIGROUP, INC., a New Jersey corporation ("ITIG") and SERANOVA, INC., a New Jersey corporation ("SERANOVA"). The parties agree to be legally bound as follows:

1. SERVICES. ITIG will provide SERANOVA with various types of services ("Services") listed in Exhibit A, which is attached hereto and incorporated by reference. Such Exhibit A may be amended from time to time by written agreement between the parties. The Retained Employees (as defined in Section 5(a)(ii)) shall exclusively provide Services to SERANOVA and/or SERANOVA's clients as directed by SERANOVA and pursuant to Exhibit A.

2. TERMS OF AGREEMENT. This Agreement shall become effective on January 1, 2000 (the "Effective Date"), and shall remain in full force and effect for a period of one (1) year thereafter, unless earlier terminated pursuant to the provisions of this Agreement. This Agreement shall automatically renew for additional consecutive renewal terms of one (1) year unless either ITIG or SERANOVA gives written notice of its intent not to renew the terms of this Agreement sixty (60) days prior to the expiration of the then expiring term. The initial one year term and any renewal period(s) thereafter shall collectively be referred to as the "Term."

3.       TERMINATION OF AGREEMENT.

         (a) This Agreement or any portion thereof may be terminated by either party, for any reason, with thirty (30) days prior written notice to the other party.

         (b) This Agreement or any portion thereof may be terminated by either party (the "non-defaulting party") if any of the following events occur by or with respect to the other party (the "defaulting party"): (i) the defaulting party commits a material breach of any of its obligations hereunder and fails to cure such breach within thirty (30) days of receipt of written notice from non-defaulting party; or (ii) any insolvency of the defaulting party, any filing of a petition in bankruptcy by or against the defaulting party, any appointment of a receiver for the defaulting party, or any assignment for the benefit of the defaulting party's creditors; provided, however, that in the case of any involuntary bankruptcy proceeding such right to terminate shall only become effective if the proceeding is not dismissed within sixty (60) days after the filing thereof.

Termination under this Section 3 or otherwise shall have no effect on the respective obligations to make any payment required to be made pursuant to the terms of this Agreement or any other obligation hereunder that survives the termination of this Agreement. Neither party shall have any liability to the other party for terminating the Agreement pursuant to this Section 3.

4. TRANSITION ASSISTANCE. Other than for termination by SERANOVA pursuant to
Section 3(a) or by ITIG under Section 3(b)(ii), ITIG agrees to provide SERANOVA with transition




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assistance for up to 180 days (or such shorter period as SERANOVA may elect)
after the expiration of the Term, or upon the termination of this Agreement by either ITIG or SERANOVA. Transition assistance shall include the following: (i) ITIG shall reasonably cooperate with SERANOVA or any relevant third party for transferring of the Services to SERANOVA or any such third party that SERANOVA selects; (ii) ITIG shall perform any new types of services, at a fee agreed upon in writing by the parties, that are reasonably required to assist in transferring of the Services to SERANOVA or any such third party that SERANOVA selects; (iii) ITIG shall provide to SERANOVA, upon SERANOVA's reasonable request, any records or other information relating to said Services; and (iv) comply with SERANOVA's reasonable requests for assistance in engaging or training another person or persons to provide the Services rendered by ITIG. So long as ITIG is providing SERANOVA with transition assistance, SERANOVA shall be obligated to provide compensation to ITIG pursuant to Exhibit A.

5.       INVOICING AND PAYMENTS.

         (a) (i) SERANOVA shall remit payment of the monthly fee set forth on Exhibit A to ITIG on or before the first day of each month for the preceding month's Services. The first such payment shall commence on the first day of the first month following the Effective Date. Payment for any Services provided for a partial month period preceding or following the initial payment shall be prorated accordingly based on the number of days in a given month. Notwithstanding any other provision of this Section 5, ITIG shall make all payments to third parties as necessary to ensure continued Services of the types contemplated in this Agreement.

                  (ii) ITIG shall pay wages, provide benefits and make employer contributions on behalf of the ITIG employees listed on Exhibit B, which is attached hereto and incorporated by reference ("Retained Employees") until each Retained Employee resigns his/her employment with ITIG or is transferred and becomes an employee of SERANOVA (the "Transfer Date") and SERANOVA shall reimburse ITIG for all such wages, benefits and employer contributions paid by ITIG from the Effective Date until the Transfer Date. ITIG's obligations to continue to pay wages, provide benefits and make employer's contributions shall terminate on each individual Retained Employee's Transfer Date or upon termination or resignation of employment of such Retained Employee. In light of SERANOVA's total control over the terms and conditions of such Retained Employees, SERANOVA retains the right to request the termination of any Retained Employee when necessary and appropriate. All amounts payable to any Retained Employee terminates under this Section 5(a)(ii) by virtue of such termination, including but not limited to severance pay, accrued wages, accrued vacation or leave pay, shall be reimbursed to ITIG by SERANOVA. Such Exhibit B may be amended from time to time.


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         (b)      SERANOVA agrees to pay amounts equal to any Federal, state or local sales, use, excise, privilege or other taxes or assessments, however designated or levied, relating to any amounts payable by SERANOVA to ITIG hereunder, this Agreement or any Services provided by ITIG to SERANOVA pursuant hereto and any taxes or amounts in lieu thereof paid or payable by ITIG, exclusive of taxes based on ITIG's net income for the Services or for any employees, agents or subcontractor of ITIG. ITIG will invoice SERANOVA for any taxes payable by SERANOVA that are required to be collected by ITIG pursuant to any applicable law, rule, regulation or other requirement of law.

6.       OBLIGATIONS.

         (a) Certain Information. SERANOVA shall provide to ITIG any information needed by ITIG to perform the Services. If the failure to provide such information renders the performance of any requested Services impossible or unreasonably difficult, ITIG may upon reasonable prior written notice to SERANOVA and without incurring any liability refuse to provide such Services until such time as SERANOVA has provided ITIG with the requisite information.

         (b) Further Assurances. During the term of this Agreement, ITIG and SERANOVA shall use commercially reasonable efforts to: (i) preserve their respective and mutual reputations and market positions in strategic markets; (ii) promote their mutual businesses and cause the retention and expansion of their customers; (iii) refrain from taking any action which may jeopardize any such customer relationship without the prior written consent of the other party; and (iv) execute and deliver any further legal instruments which may become necessary to effect the purposes of this Agreement.

         (c) Scope of Services. If ITIG and SERANOVA agree that it is functionally impossible to continue to provide a Service under this Agreement, or otherwise agree to eliminate or reduce one or more Services provided hereunder, then ITIG shall discontinue said Service at the time and in the manner agreed to by the parties. In the event ITIG discontinues a Service provided hereunder, SERANOVA's Service fee shall be prorated based on a reasonable allocation of the costs as mutually agreed by the parties. In the event that SERANOVA requires a reasonable increase of the Services, ITIG shall increase the amount of Services accordingly. The parties agree to negotiate in good faith relating to ITIG's rendering of increased services to SERANOVA and if the parties cannot agree on a price, ITIG has no obligation to perform such increased services.

7. OWNERSHIP. All deliverables generated pursuant to the Services as set forth in Exhibit A ("Work Product") shall be deemed works made for hire under the applicable copyright laws, and that all Work Product shall be the sole and exclusive property of SERANOVA. To the extent that any Work Product is not considered a work for hire under the applicable copyright laws, ITIG hereby assigns all of its rights, title or interest in the Work Product and in all related

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patents, copyrights, trademarks, trade secrets, rights of priority and other proprietary rights to SERANOVA. ITIG shall make full disclosure to SERANOVA of all such Work Product, and reasonably assist and cooperate with SERANOVA, at SERANOVA's expense, in all respects and will execute documents, give testimony, and take all further acts requested by SERANOVA to obtain, maintain, perfect and enforce for SERANOVA patent, copyright, trademark, trade secret or other legal protection for the Work Product, as well as all reissues, renewals and extensions thereof.

8. SUBCONTRACTING SERVICES. ITIG may, with the consent or approval of SERANOVA, subcontract certain Services, in whole or in part, provided to SERANOVA pursuant to this Agreement. To the extent that ITIG subcontracts certain or all Services, ITIG shall remain solely responsible to SERANOVA for the execution and quality of said Services.

9.       RECORD KEEPING.

         (a) Processing. Upon ten (10) days prior written notice from SERANOVA, ITIG shall provide SERANOVA and/or its representatives or any regulatory agency having jurisdiction reasonable access during normal business hours to ITIG's facilities for the purpose of performing audits or inspections of the business of ITIG relating to the Services. ITIG shall provide any reasonable assistance as may be required by SERANOVA and/or its representatives or any regulatory agency having jurisdiction. ITIG shall not be required to provide SERANOVA and/or its representatives or any regulatory agency having jurisdiction access to ITIG's data of ITIG's customer's data other than SERANOVA. If any audit by an auditor designated by SERANOVA or any regulatory agency having jurisdiction finds ITIG not in compliance with any audit requirement relating to the Services, ITIG shall meet with SERANOVA and the parties will agree on what actions ITIG must take to be in compliance with the audit requirements. SERANOVA shall be responsible for the cost of such audit.

         (b) Charges. Upon ten (10) days prior written notice from SERANOVA, ITIG shall provide SERANOVA and/or its representatives reasonable access during normal business hours to ITIG's facilities for the purpose of performing audits or inspections to verify the accuracy of the amounts charged by ITIG to SERANOVA for the Services. If, as a result of such audit, it is determined that ITIG has overcharged SERANOVA, SERANOVA shall notify ITIG of the amount of such overcharge and ITIG shall promptly pay to SERANOVA the amount of the overcharge, plus interest of one percent (1%) per month, but in no event to exceed the highest lawful rate of interest, calculated from the date of receipt by ITIG of the overcharged amount until the date of payment to SERANOVA. In addition, in the event any such audit reveals an overcharge to SERANOVA by ITIG of five percent (5%) or more, ITIG shall reimburse SERANOVA for cost of such audit.


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10.      WARRANTY.

         (a) ITIG represents and warrants that during the performance of and for a period of sixty (60) days after performance, the Services will be provided in a professional and workmanlike manner in accordance with industry standards and the Services will materially conform to Exhibit A. In the event the Service fails to conform to the foregoing warranties in any material respect, the sole and exclusive remedy of SERANOVA, and ITIG's liability, as a result thereof will be for ITIG, at its expense, to use its commercially reasonable efforts to cure or correct such failure as soon as reasonably practical or refund any monies paid by SERANOVA to ITIG for the nonconforming portion of the Services.

         (b) ITIG represents and warrants that to its knowledge, the rendering of Services will not infringe on any US patents, copyrights or trademarks.

         (c) Each party represents and warrants that it shall comply with all applicable federal, state and local laws and regulations applicable to the Services and shall obtain all applicable permits, registrations and licenses required of it in connection with its obligations under this Agreement.

         (d) EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, ITIG DOES NOT MAKE ANY REPRESENTATION OR WARRANTY OF ANY KIND, WHETHER SUCH WARRANTY BE EXPRESS OR IMPLIED, INCLUDING ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR ANY WARRANTY FROM COURSE OF DEALING OR USAGE OF TRADE.

11. LIMITATION OF LIABILITY. IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER PARTY FOR ANY SPECIAL, EXEMPLARY, INDIRECT, INCIDENTAL, CONSEQUENTIAL OR PUNITIVE DAMAGES OF ANY KIND OR NATURE WHATSOEVER (INCLUDING, WITHOUT LIMITATION, LOST REVENUES, PROFITS, SAVINGS OR BUSINESS), WHETHER IN AN ACTION BASED ON CONTRACT, WARRANTY, STRICT LIABILITY, TORT (INCLUDING, WITHOUT LIMITATION, NEGLIGENCE) OR OTHERWISE, EVEN IF SUCH PARTY HAS BEEN INFORMED IN ADVANCE OF THE POSSIBILITY OF SUCH DAMAGES OR SUCH DAMAGES COULD HAVE BEEN REASONABLY FORESEEN BY SUCH PARTY. In no event shall either party's aggregate liability to the other party exceed the total fees paid by SERANOVA to ITIG for the twelve (12) month period immediately preceding the event that gave rise to the liability, whether such liability is based on an action in contract, warranty, strict liability or tort (including, without limitation, negligence) or otherwise. Each party's entire liability under this Agreement shall be as set out in this Section 11. The parties have agreed that the limitations specified in this Section 11 will survive and apply even if any limited remedy specified in this Agreement is found to have failed of its essential purpose.


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12.      INDEMNIFICATION.

         (a) Indemnity by SERANOVA. SERANOVA shall indemnify ITIG from and defend ITIG against, any liability or expenses (including reasonable attorneys' fees) arising out of or relating to any claim, loss, damage, cost, liability, or expense ("Claim"):

                  1.     Relating to the employment or termination thereof of
                          any Retained Employee;


                  2. Relating to (a) a violation of Federal, state, or other laws (including common law) or regulations, including but not limited to a violation of Federal, state, or other laws (including common law) or regulations for the protection of persons or members of a protected class or category of persons by SERANOVA, its employees, or agents, (b) sexual discrimination or harassment by SERANOVA, its employees, or agents, and (c) work-related injury except as maybe covered by SERANOVA's worker's compensation or death caused by SERANOVA, its employees, or agents;

                  3. Relating to amounts, including taxes, interest, and penalties, assessed against ITIG which are the obligations of SERANOVA pursuant to Section 5(b); and

                  4. the extent directly related to personal injury or tangible personal property, damage resulting from any Retained Employee's (prior to such Retained Employee's Transfer Date but after SERANOVA becomes a publicly held entity) and SERANOVA's negligent acts or omissions.

         (b) Indemnity by ITIG. ITIG shall indemnify SERANOVA from and defend SERANOVA against, any liability or expenses (including reasonable attorneys' fees) arising out of or relating to any
                  Claim:

                  1. Relating to (a) a violation of Federal, state, or other laws (including common law) or regulations, including but not limited to a violation of Federal, state, or other laws or regulations for the protection of persons or members of a protected class or category of persons by ITIG, its employees, or agents, (b) sexual discrimination or harassment by ITIG, its employees, or agents, and (c ) work-related injury except as may be covered by ITIG's worker's compensation or death caused by ITIG, its employees, or agents;

                  2. Relating to amounts, including taxes, interest, and penalties, assessed against SERANOVA which are the obligations of ITIG pursuant to Section 5(b);

                  3. Relating to ITIG's non-compliance with legal or regulatory requirements applicable to ITIG; and

                  4. To the extent directly related to personal injury or tangible personal property damage resulting from ITIG's negligent acts or omissions excluding the acts or omissions of any Retained Employees (prior to such Retained Employee's Transfer Date but after SERANOVA becomes a publicly held entity).

         (c) The party seeking indemnification under any provision of this Agreement shall promptly notify the party against whom the indemnification is sought in writing of any claim for indemnification, specifying in detail the basis of such claim, the
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                  facts pertaining thereto and, if known, the amount, or an
                  estimate of the amount, of the liability arising therefrom; provided however, that failure to give such notice shall not affect the indemnification provided hereunder except to the extent that the indemnifying party can demonstrate actual monetary prejudice as a direct result of such failure. The indemnified party shall provide to the indemnifying party as promptly as practicable thereafter all information and documentation necessary to support and verify the claim asserted and the indemnifying party shall be given reasonable access to all books and records in the possession or control of the indemnified party or any of its affiliates which the indemnifying party reasonably determines to be related to such claim.

         (d) The indemnifying party shall have sole control over the defense and/or settlement of any claim and the indemnified party will, at the indemnifying party's sole expense, provide reasonable assistance to the indemnifying party. If the indemnified party takes any overt action that unreasonably compromises the indemnifying party's defense or settlement of any claim, the indemnifying party shall be relieved of its indemnification obligations for such particular claim.

13.      PARTIES' RELATIONSHIP.

         (a) Independent. The parties are independent entities with each having sole authority and control of the manner of, and is responsible for, its performance of this Agreement. This Agreement does not create or evidence a partnership or joint venture between the parties. Neither party has the right or authority to enter into any contract, warranty, guaranty or other undertaking in the name or for the account of the other party, or to assume or create any obligation or liability of any kind, express or implied, on behalf of the other party, or to bind the other party in any manner whatsoever, or to hold itself out as having any right, power or authority to create any such obligation or liability on behalf of the other or to bind the other party in any manner whatsoever (except as otherwise provided by this Agreement or as to any other actions taken by either party at the express written request and direction of the other party).

         (b) Employees. Except as otherwise described herein, for the purposes of this Agreement each party is solely responsible for its own employees or agents, including the actions or omissions and the payment of compensation, taxes and benefits of those employees and agents.

         (c) Access. To the extent reasonably required for SERANOVA's personnel to perform their job functions, ITIG shall provide SERANOVA's personnel with reasonable access to its equipment, office facilities and any other areas and equipment for which SERANOVA has provided compensation to ITIG under the terms of this Agreement. In addition, the employees of SERANOVA shall have reasonable access to those employees of ITIG who perform any of the Services.


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         (d)      Non Solicitation. During the Term hereof and for a period of twelve (12) months thereafter, neither party shall, directly or indirectly, solicit for employment or employ, or accept services provided by, any employee, officer or independent contractor of the other party who performed any work in connection with or related to the Services without the prior written consent of the other party and such consent shall not be unreasonably withheld.

14. DISPUTE RESOLUTION PROCEDURE. Except as otherwise stated in this Agreement, the parties shall resolve all disputes in accordance with the following procedure:

         (a) Each party shall promptly negotiate in good faith to resolve all disputes, controversies or claims arising out of or relating to this Agreement or the performance hereunder (a "Dispute"). In the event that the parties cannot resolve the Dispute in such manner, they shall immediately refer the Dispute to each party's CFO or such other senior executives as may be mutually agreed upon by the parties from time to time. If such executives do not agree upon a decision within a reasonable amount of time after referral of the Dispute to them (but in no event more than thirty (30) days from the date the party that determines there is a Dispute becomes aware of such dispute) they shall submit the Dispute to the following binding arbitration procedures:

                  1. Any Dispute shall be submitted to binding arbitration, in accordance with the dispute resolution procedures specified in this Section 14. If any of these procedures are determined to be invalid or unenforceable, the remaining procedures shall remain in effect and binding on the parties to the fullest extent permitted by law.

                  2. The arbitration shall be conducted in accordance with the procedures specified in this Section 14 and the Arbitration Rules for Professional Accounting and Related Services Disputes of the AAA ("AAA Rules"). In the event of a conflict, the provisions of this Section 14 shall control. The arbitration shall be conducted before a panel of three arbitrators, regardless of the size of the Dispute, to be selected as provided in the AAA Rules.

                  3. Any issue concerning the extent to which any Dispute is subject to arbitration, or concerning the applicability, interpretation, or enforceability of these procedures, including any contention that all or part of these procedures are invalid or unenforceable, shall be governed by the Federal Arbitration Act and resolved by the arbitrators. No potential arbitrator may serve on the panel unless first agreeing in writing to abide and be bound by these procedures. The arbitrators may not award non-monetary or equitable relief of any sort. They shall have no power to award damages inconsistent with the Agreement or punitive damages or any other damages not measured by the prevailing party's actual damages, and the parties expressly waive their right to obtain such damages in arbitration or in any other forum. In no event, even if any other portion of these procedures is adjudged invalid or unenforceable, shall the arbitrators have power

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                  to make an award or impose a remedy that could not be made or imposed by a court deciding the matter in the same jurisdiction.

                  4. No discovery shall be permitted in connection with the arbitration unless expressly authorized by the arbitration panel upon a showing of substantial need by the party seeking discovery. All aspects of the arbitration shall be treated as confidential. Neither the parties nor the arbitrators may disclose the existence, content or results of the arbitration, except as necessary to comply with legal or regulatory requirements. Before making any such disclosure, a party shall give written notice to all other parties and afford such parties a reasonable opportunity to protect their interest. The result of the arbitration shall be a final decision that is binding on the parties, and judgment on the arbitrators' award may be entered in any court having jurisdiction.

15.      CONFIDENTIALITY.

         (a) SERANOVA and ITIG shall each (i) hold the Confidential Information (as defined below) of the other in trust and confidence and avoid the disclosure or release thereof to any other person or entity by using the same degree of care as it uses to avoid unauthorized use, disclosure, or dissemination of its own Confidential Information of a similar nature, but not less than reasonable care, and (ii) not use the Confidential Information of the other party for any purpose whatsoever except as expressly contemplated under this Agreement. Each party shall disclose the Confidential Information of the other only to those of its employees having a need to know such Confidential Information and shall take all reasonable precautions to ensure that its employees comply with the provisions of this Section 15.

         (b) The term "Confidential Information" shall mean any and all information or proprietary materials (in every form and media) not generally known in the relevant trade or industry and which has been or is hereafter disclosed or made available by either party (the "disclosing party") to the other (the "receiving party") in connection with the efforts contemplated hereunder, including (i) all trade secrets, (ii) existing or contemplated products, services, designs, technology, processes, technical data, engineering, techniques, methodologies and concepts and any information related thereto, and (iii) information relating to business plans, sales or marketing methods and customer lists or requirements.

         (c) The obligations of either party under this Section 15 will not apply to information that the receiving party can demonstrate
                  (i) was in its possession at the time of disclosure and without restriction as to confidentiality, (ii) at the time of disclosure is generally available to the public or after disclosure becomes generally available to the public through no breach of agreement or other wrongful act by the receiving party, (iii) has been received from a third party without restriction on disclosure and without breach of agreement or other




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                  wrongful act by the receiving party, (iv) is independently developed by the receiving party without regard to the Confidential Information of the other party, or (v) is required to be disclosed by law or order of a court of competent jurisdiction or regulatory authority, provided that the receiving party shall furnish prompt written notice of such required disclosure and reasonably cooperate with the disclosing party, at the disclosing party's cost and expense, in any effort made by the disclosing party to seek a protective order or other appropriate protection of its Confidential Information.

16. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective successors and permitted assigns. This Agreement may not be assigned by either party hereto without the prior written consent of the other party except ITIG may, upon prior written notice to SERANOVA (but without any obligation to obtain the consent of SERANOVA), assign this Agreement or any of its rights hereunder to any affiliate of ITIG, or to any entity who succeeds (by purchase, merger, operation of law or otherwise) to all or substantially all of the capital stock, assets or business of ITIG, if such entity agrees in writing to assume and be bound by all of the obligations of ITIG under this Agreement.

17. NO THIRD-PARTY BENEFICIARIES. Nothing expressed or implied in this Agreement shall be construed to give any person or entity other than the parties any legal or equitable rights under this Agreement.

18. WAIVERS. No term or provision hereof shall be deemed waived and no breach excused unless such waiver or consent shall be in writing and signed by an authorized representative of the party claiming to have waived or consented. No consent by either party to, or waiver of, a breach by the other, whether express or implied, shall constitute a consent to, waiver of, or excuse for any different or subsequent breach.

19. NOTICES. All notices given in connection with this Agreement shall be in writing and transmitted by (i) hand delivery; (ii) courier delivery; (iii) U.S. certified mail, return receipt requested, postage prepaid; or (iv) telecopier to the addressed listed below. Delivery of said notices shall be deemed given upon the date of (a) receipt of courier delivery; (b) certified mail return receipt is signed or delivery is rejected; or (c) receipt of written confirmation of telecopier transmittal.

         If to ITIG:                Intelligroup, Inc.
                                    499 Thornall Street
                                    Edison, New Jersey 08837
                                    Attn: President
                                    Fax No.: (732) 362-2100


         If to SERANOVA:            SeraNova, Inc.
                                    499 Thornall Street

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


                                    Edison, New Jersey 08837
                                    Attn: President
                                    Fax No.: (732) 362-2100

20. FORCE MAJEURE. No delay or failure of a party to perform any of its obligations, other than payment obligations, under this Agreement due to causes beyond its reasonable control shall constitute a breach of this Agreement or render that party liable for that delay or failure. Causes beyond a party's reasonable control include, but are not limited to: (i) events or circumstances that the party, even though using all, reasonable efforts, is unable to prevent or overcome; or (ii) labor disputes, strikes, or other similar disturbances, acts of God, utilities or communications failures, acts of the public enemy, riots, insurrections, sabotage or vandalism.

21. SEVERABILITY. The invalidity, illegality or unenforceability of any provision in this Agreement shall not in any way affect the validity, legality or enforceability of any other provision of this Agreement. This Agreement shall be reformed and construed in all respects as if such invalid or unenforceable provision had never been in the Agreement and such provision shall be reformed so that it will be valid, legal and enforceable to the extent possible.

22. GOVERNING LAW, VENUE AND JURISDICTION. This Agreement shall be construed in accordance with and governed by the laws of the State of New Jersey, without regard to its conflict of laws principles. Subject to Section 14, the parties consent to jurisdiction and venue in the state courts of Middlesex County, New Jersey, or if there is exclusive federal jurisdiction, the U.S. District Court for the District of New Jersey, shall have exclusive jurisdiction and venue over any dispute arising out of this Agreement.

23. HEADINGS. Headings in this Agreement are included for convenience of reference only and do not constitute a part of this Agreement for any other purpose.

24. ENTIRE AGREEMENT. This Agreement constitutes the entire understanding between the parties with respect to the subject matter contained herein and supersedes all prior communications, representations and agreements. It shall not be varied except by a modification in writing which is duly executed by authorized representatives of the parties subsequent to the date first appearing herein

25. COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed an original and of equal force and effect.

26. INSURANCE. ITIG and SERANOVA (after SERANOVA becomes a publicly held entity) agree to maintain insurance in accordance with the following:

      - Workers Compensation & Employer's Liability: As required under the law of the state in which the work is performed with each party's liability limit not less than $500,000 per occurrence/annual aggregate.

      - Commercial General Liability: Covering all operations of each party including product and completed operations and contractual liability against claims for personal bodily injury and property damage with a liability limit not less than $1,000,000 per occurrence/annual aggregate.

      - Errors & Omission Insurance: Covering loss or damage arising out of negligent acts or errors or omissions which arise from professional Services provided by ITIG under this Agreement and any services provided by SERANOVA (using the Retained Employees after SERANOVA becomes a publicly held entity but prior to such employee's Transfer
            Date) with limits no less than $1,000,000 per occurrence.

         Such insurance coverage as is required under this Agreement shall be in form and with insurance carriers licensed to do business in the state where the services are provided, unless otherwise provided herein. As evidence of said coverage, ITIG shall forward Certificates of Insurance, or copies of insurance policies, to SERANOVA, which shall contain a provision to endeavor to notify SERANOVA in writing of a cancellation or nonrenewal of said coverages not less than thirty (30) days before its effective date. The foregoing statements as to the types and limits of insurance coverage to be maintained by ITIG, is not intended to and shall not in any manner limit or qualify the liabilities and obligations otherwise assumed by ITIG pursuant to this Agreement, including but not limited to the provisions concerning indemnification.

27. PUBLICITY. Neither party shall use the name of the other party in any materials, statements or press releases without the prior written consent of the other party.

         IN WITNESS WHEREOF, this Agreement has been executed effective as of the date first above written.

WITNESSES                                INTELLIGROUP, INC.

_____________________________


_____________________________             BY:     /s/ Ashok  Pandey
                                                  _____________________________
                                                  Ashok Pandey
                                                  Co-Chief Executive Officer


                                         SERANOVA, INC.
_____________________________


_____________________________             By:     Raj Koneru
                                                  _____________________________
                                                  Raj Koneru, CEO

                                    EXHIBIT A
               DESCRIPTION OF SUPPORT SERVICES AND APPLICABLE FEES

INFORMATION SYSTEMS & SUPPORT

Monthly Access and Support Fee for SAP system:

-     Fixed charge of $4,000 per month;

-     Includes application support and consultation;

- Does not include enhancement or modification of the underlying software or configuration, except as needed to correct for system malfunction or programming "bugs".

PC Applications and Hardware Support Services/Procurement:

-     Fixed monthly charge of $10,000 for January; $8,000 per month thereafter;

- Support for desktop systems and network management applications for Edison, N.J. location o Ordering, receiving and configuring of new PC's and Laptops as needed (exclusive of actual cost of hardware and software components).

- Continued access and support for Lotus Notes e-mail system currently installed;

- Additional charges may be invoiced for the actual cost incurred to extend or add user licenses should these be required (based upon increases in registered users over baseline number, determined as of December 31,
      1999).

The parties acknowledge that Intelligroup has entered into contractual relationships with various software vendors for use of the software. Intelligroup will permit SeraNova a right to use the software or provide services to SeraNova to the extent Intelligroup is permitted under its applicable agreements with the software vendors. SeraNova will take all reasonable actions requested by Intelligroup, so that SeraNova may use the software or receive services from Intelligroup. Upon SeraNova becoming a publicly held entity, SeraNova, at its sole cost and expense, may have to enter into separate agreements with such software vendors and may no longer have the right to use the software or receive services from Intelligroup.

GENERAL ADMINISTRATIVE SUPPORT

Mail Delivery & Facilities Management

- Fixed charge of $3,000 per month, adjustable upon mutual agreement to reflect changes in usage or underlying costs to Intelligroup;

- Monthly charge includes handling and distribution of mail and other deliveries, incidental office supplies, copy machine usage, and general facilities management;

- Additional charges will be invoiced for actual costs of "expressmails" (including but not limited to Federal Express, U.S. Postal Service Exerts Mail, Airborne Express);

- Additional charge of $1,000 per month for postage, adjustable upon mutual agreement to reflect changes in usage or underlying costs to Intelligroup;

Receptionist

-     Fixed charge of $1,700 per month.

Human Resources

- Fixed charge of $2,500 per month, adjustable upon mutual agreement to reflect changes in underlying employee mix;

- Administrative support related to 401(k) Plans, applicable medical benefit plans, employee manual; o Employee orientation and hiring support will be invoiced at a rate of $100 per new "in-house" employee hired (covers such incidentals as key cards, name plates, etc

Billing Support

-     Fixed monthly charge of $1,000;

- Provides assistance with setting up and transferring A/R, and Billing functions from Intelligroup; o Covers the cost of continued invoice processing by Intelligroup required to clear historical amounts.

Payroll Support

- Fixed charge of $1,500 per month for the months of January through March, 2000; then at a rate of $500 per month thereafter;

- Provides administrative and processing assistance for the months of January through March, 2000, including assistance with quarterly tax reporting;

- Also provides for on-going advisory support in connection with payroll processing; o External charges (such as Ceridian Payroll Service) are to be directly billed to SeraNova.

Immigration

- Per case charge of $100 to cover administrative costs and access to Immigration Staff;

- All external charges, including but not limited to legal (Fragomen) and I.N.S. fees are to be directly billed to SeraNova.


Other Support and Administrative Costs

The above assumes that certain external costs will be directly invoiced to SeraNova. In the event that any such costs, directly attributable to SeraNova, are invoiced by a third party to Intelligroup, these will be recoverable by Intelligroup upon presentment of such costs to SeraNova in the form of an invoice or other written request for payment (which will detail the costs and purposes for such costs).

Certain other costs may be incurred by Intelligroup on behalf of both parties, which may include but are not be limited to (i) cost of general liability, property and casualty, and other business insurance coverages (prior to SeraNova becoming a publicly held entity); and (ii) costs of outside retained recruiting firms. Intelligroup may recover a proportionate share of such costs from SeraNova upon presentment to SeraNova in the form of an invoice or other written request for payment (which will detail the costs and purposes for such costs). Such proportion will be determined by mutual agreement of the parties.

INTELLIGROUP MONTHLY BILLING SCHEDULE FOR 2000
FOR CHARGES UNDER EXHIBIT A OF THE SERVICES AGREEMENT


                                                                 Jan-00        Feb-00        Mar-00        Apr-00       May-00
                                                                 ------        ------        ------        ------       ------
Monthly Fixed Charges

        Information Systems and Support

              SAP systems access and support                         $5,500        $5,500        $5,500        $5,500      $5,500

              PC applications and H/W support                       $11,000       $11,000       $11,000       $11,000     $11,000

        General Administrative Support

              Mail room and facilities                               $3,000        $3,000        $3,000        $3,000      $3,000

              Postage                                                $1,000        $1,000        $1,000        $1,000      $1,000

              Receptionist                                           $1,700        $1,700        $1,700        $1,700      $1,700

              H/R support                                            $3,500        $3,500        $3,500        $3,500      $3,500

              Billing support                                        $1,000        $1,000        $1,000        $1,000      $1,000

              Payroll support                                        $1,500        $1,500        $1,500          $500        $500

                                                              ===================================================================
Total Fixed Charges for Services                                    $28,200       $28,200       $28,200       $27,200     $27,200
                                                              ===================================================================

Variable ("Per drink") charges

              H/R support - $100 per new in-house hire

              Immigration support - $100 per case



                                                                     Jun-00      Jul-00      Aug-00       Sep-00      Oct-00
                                                                     ------      ------      ------       ------      ------
Monthly Fixed Charges

        Information Systems and Support

              SAP systems access and support                            $5,500      $5,500      $5,500       $5,500      $5,500

              PC applications and H/W support                          $11,000     $11,000     $11,000      $11,000     $11,000

        General Administrative Support

              Mail room and facilities                                  $3,000      $3,000      $3,000       $3,000      $3,000

              Postage                                                   $1,000      $1,000      $1,000       $1,000      $1,000

              Receptionist                                              $1,700      $1,700      $1,700       $1,700      $1,700

              H/R support                                               $3,500      $3,500      $3,500       $3,500      $3,500

              Billing support                                           $1,000      $1,000      $1,000       $1,000      $1,000

              Payroll support                                             $500        $500        $500         $500        $500

                                                                 ================================================================
Total Fixed Charges for Services                                       $27,200     $27,200     $27,200      $27,200     $27,200
                                                                 ================================================================


Variable ("Per drink") charges

              H/R support - $100 per new in-house hire

              Immigration support - $100 per case




                                                                  Nov-00       Dec-00
                                                                  ------       ------
Monthly Fixed Charges

        Information Systems and Support

              SAP systems access and support                         $5,500       $5,500

              PC applications and H/W support                       $11,000      $11,000

        General Administrative Support

              Mail room and facilities                               $3,000       $3,000

              Postage                                                $1,000       $1,000

              Receptionist                                           $1,700       $1,700

              H/R support                                            $3,500       $3,500

              Billing support                                        $1,000       $1,000

              Payroll support                                          $500         $500

                                                                 ========================
Total Fixed Charges for Services                                    $27,200      $27,200
                                                                 ========================


Variable ("Per drink") charges

              H/R support - $100 per new in-house hire

              Immigration support - $100 per case



INTELLIGROUP MONTHLY BILLING SCHEDULE
FOR RENT AND UTILITIES CHARGES UNDER THE SPACE SHARING AGREEMENT
                                                                    Jan-00        Feb-00     Mar-00     Apr-00    May-00      Jun-00
                                                                    ------        ------     ------     ------    ------      ------

INTELLIGROUP MONTHLY BILLING SCHEDULE
FOR RENT AND UTILITIES CHARGES UNDER THE SPACE SHARING AGREEMENT

                                                                   Jul-00      Aug-00    Sep-00      Oct-00      Nov-00       Dec-00
                                                                   ------      ------    ------      ------      ------       ------

                                                     EXHIBIT B
                                                RETAINED EMPLOYEES


NAME                                       ID#                   NAME                            ID#

Badola, Anil                               # 2280                Natarajan, Sambamoorthy         # 228
Balakrishnan, Sridhar                      # 2036                Nath, Mohan                     # 706
Boghra, Arunkumar                          # 479                 Padmala, Srinivas Rao           # 1816
Chandran, Karthikeyan                      # 2010                Palvai, Sreedhar                # 1898
Dasari, Nageswararao                       # 2251                Parekh, Hitesh                  # 1683
Desai, Sheetal                             # 2221                Pavuluri, Kiran                 # 1509
Errangutla, Mahesh                         # 606                 Prasani, Vineet Rayroth         # 159
Gadre, Veerdhaval                          # 761                 Rajagopal, Raghu                # 326
Gaur, Harish                               # 1970                Ramachandran, Aravind           # 1554
Gorde, Ajay                                # 285                 Ramaswamy, Prakash              # 2300
Guduru, Vidyasaagar                        # 2298                Rao, Shashikant                 # 1859
Kalapatapu, Rama Sastry                    # 827                 Ray, Pragnesh                   # 1813
Kalvit, Hemant                             # 910                 Reddy, Venugopal                # 97
Kanyan, Mathew                             # 1847                Roche, Conrad                   # 2290
Kelwalkar, Anil Balakrishna                # 1931                Roy, Ashok                      # 1596
Keswani, Haresh                            # 1635                Sahoo, Rabi Narayan             # 1877
Kolukuluri, Trivikram                      # 808                 Sahu, Gajendra Kumar            # 2163
Koneru, Padma                              # 628                 Sawant, Sudhir                  # 535
Krishnan, Vilayanur P.                     # 2155                Sheth, Tushar                   # 1592
Kumar, Manish                              # 2128                Sindhwani, Manesh               # 1846
Kumar, Raj                                 # 629                 Soman, Kshitish                 # 708
Kuttalingam, Vannamuthu                    # 1524                Srinivasan, Girish              # 1958
Lanka     , Kutumba                        # 413                 Srinivasan, Sridhar             # 562
Madhavi, Nandyala                          # 767                 Suki, Geetanjali                # 2023
Madhineni, Madhukar                        # 684                 Sunkam, Sreehari                # 638
Mathur, Praveen                            # 1932                Susarla, Bharat                 # 1710
Mohammad, Asif                             # 348                 Thirugnanam, Gomathi            # 1963
Mopati, Krishna                            # 369                 Vedavyas, Balram                # 725
Morarji, Dhirendra                         # 1522                Wahi, Saurabh                   # 181
Mysore, Prashanth                          # 1924                Zentelis  , Nicolas             # 1927
Nagwekar, Suraj                            # 1508                Kanthi, Hanumanth               not assigned
Nair, Rajan                                # 732                 Guntupalli, Bharat              not assigned
Nallapaneni, Netaji                        # 831                 Aruminathan, William S          not assigned
Narne, Aravind                             # 2327                Sharan, Jaya                    not assigned